Mayer Hoffman McCann P.C.
An Independent CPA Firm

14 Penn Plaza @ 225 West 34th Street
New York, NY 10122-0300
212-244-1100 ph
212-244-1212 fx
mhmpc-ny@cbiz.com
www.mhm-pc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report dated March 18, 2005, on the financial statements of AVP Pro Beach Volleyball Tour, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 and to all references to our Firm included in or made a part of this Registration Statement on Form SB-2/A.

Mayer Hoffman McCann P.C.

New York, New York
June 8, 2005